EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements listed below of Stoneridge, Inc. and Subsidiaries of our reports dated March 6, 2018, with respect to the consolidated financial statements and schedule of Stoneridge, Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of Stoneridge, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2017.

Registration	Description of Registration Statement
333-190395	Form S-8 – Stoneridge, Inc. Amended and Restated Long-Term Incentive Plan, as Amended, and Stoneridge, Inc. Amended Directors’ Restricted Shares Plan
333-172002	Form S-8 – Stoneridge, Inc. Amended and Restated Long-Term Incentive Plan, as Amended, and Stoneridge, Inc. Amended Directors’ Restricted Shares Plan
333-149436	Form S-8 – Stoneridge, Inc. Amended and Restated Long-Term Incentive Plan
333-127017	Form S-8 – Stoneridge, Inc. Directors’ Restricted Shares Plan
333-219648	Form S-8 – Stoneridge, Inc. Deferred Compensation Plan
333-212867	Form S-8 – Stoneridge, Inc. 2016 Long-Term Incentive Plan

/s/ Ernst & Young LLP

Detroit, Michigan
March 6, 2018